Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

CNFinance Holdings Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary shares, par value $0.0001 per share	(1)	457(o)		$	$30,000,000.00	0.0001381		$4,143.00				$
Carry Forward Securities
Carry Forward Securities	Equity	Class A Ordinary shares, par value $0.0001 per share	(2)	415(a)(6)	30,000,000	$	$0.00		$		F-3	333-259304	02/15/2023		$4,143.00

Total Offering Amounts:							$30,000,000.00			4,143.00
Total Fees Previously Paid:										4,143.00
Total Fee Offsets:										0.00
Net Fee Due:										$0.00

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Offering Note(s)

(1)	The registrant is hereby registering an indeterminate number of securities of each identified class as may from time to time be offered at unspecified prices or upon conversion, exchange or exercise of securities registered hereunder to the extent such securities are, by their terms, exercisable for, such securities. The maximum aggregate offering price of all securities covered by this registration statement will not exceed $30,000,000. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The securities registered hereunder include securities that may be purchased by underwriters to cover over-allotments, if any. In addition, pursuant to Rule 416 under the Securities Act, the Class A ordinary shares being registered hereunder include such indeterminate number of Class A ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of share subdivision or consolidation, share dividends, or similar transactions.

The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of the securities listed.

Each American Depositary Share represents two hundred (200) of Class A ordinary shares, par value $0.0001 per share. Class A Ordinary shares may be in the form of American Depositary Shares. American Depositary Shares issuable on deposit of the Class A ordinary shares registered hereby have been registered under the Registration Statement on Form F-6 POS (Registration No. 333-266156), which was filed with the Securities and Exchange Commission on August 18, 2025.
(2)	The registrant is hereby registering an indeterminate number of securities of each identified class as may from time to time be offered at unspecified prices or upon conversion, exchange or exercise of securities registered hereunder to the extent such securities are, by their terms, exercisable for, such securities. The maximum aggregate offering price of all securities covered by this registration statement will not exceed $30,000,000. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The securities registered hereunder include securities that may be purchased by underwriters to cover over-allotments, if any. In addition, pursuant to Rule 416 under the Securities Act, the Class A ordinary shares being registered hereunder include such indeterminate number of Class A ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of share subdivision or consolidation, share dividends, or similar transactions.

The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of the securities listed.

Each American Depositary Share represents two hundred (200) of Class A ordinary shares, par value $0.0001 per share. Class A Ordinary shares may be in the form of American Depositary Shares. American Depositary Shares issuable on deposit of the Class A ordinary shares registered hereby have been registered under the Registration Statement on Form F-6 POS (Registration No. 333-266156), which was filed with the Securities and Exchange Commission on August 18, 2025.

The registrant previously paid a filing fee of $10,910 in connection with the registration of $100,000,000 of ordinary shares that have been previously registered under the registrant’s registration statement on Form F-3(No. 333-259304), initially filed on September 3, 2021, as amended (the “Prior Registration Statement”) and declared effective on February 15, 2023 (the “Prior Registration Statement”), of which $100,000,000 remains unsold as of the date of the filing of this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the $30,000,000,000 of securities covered by this Registration Statement includes $30,000,000 aggregate principal amount or offering price of the Registrant’s securities (the “Unsold Securities”) that were previously registered by the Registrant on the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, $4,143 of filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this Registration Statement. In accordance with Commission rules, the Registrant may continue to offer and sell the Unsold Securities during the grace period afforded by Rule 415(a)(5). If the Registrant sells any Unsold Securities during the grace period, the Registrant will identify in a pre-effective amendment to this Registration Statement the new amount of Unsold Securities to be carried forward to this Registration Statement in reliance upon Rule 415(a)(6) and any filing fee paid in connection with such Unsold Securities and the amount of any new securities to be registered.